Registration No. 333-
    As filed with the Securities and Exchange Commission on February 16, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                       CITICORP MORTGAGE SECURITIES, INC.
                                   (Packager)
                     (Issuer in respect of the Certificates)
             (Exact name of registrant as specified in its charter)
                             -----------------------
                                909 Third Avenue
                            New York, New York 10043
                                 (212) 559-6727
   Delaware                                                     13-4300717
(State or other               (Address, including             (I.R.S. Employer
jurisdiction of             zip code, and telephone       Identification Number)
incorporation               number, including area code,
or organization)            of registrant's principal
                                executive offices)

                            ------------------------

                                    CITICORP
                                   (Guarantor)
                       (Issuer in respect of the Guaranty)
             (Exact name of registrant as specified in its charter)

                            ------------------------
                                 399 Park Avenue
                            New York, New York 10043
  Delaware                        (212) 559-1000                06-1515595
(State or other               (Address, including             (I.R.S. Employer
jurisdiction of             zip code, and telephone       Identification Number)
incorporation               number, including area code,
or organization)            of registrant's principal
                                executive offices)

                            ------------------------

                               STEPHANIE B. MUDICK
                         GENERAL COUNSEL--CORPORATE LAW
                                 Citigroup Inc.
                              153 East 53rd Street
                            New York, New York 10043
                                 (212) 793-7855

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              ---------------------

           Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

            If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.|_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed           Proposed
                                                                   Maximum           Maximum
Title of Securities                         Amount to             Aggregate         Aggregate        Amount of
  to be Registered                        be Registered       Price Per Unit(2) Offering Price(2) Registration Fee
--------------------------------------------------------------------------------------------------------------------
Certificates
and Guaranties........................   $10,000,000,000(1)    100%              $10,000,000,000    $2,780,000
====================================================================================================================

(1) $1,782,217,000 aggregate principal amount of Certificates and Guaranties registered by the Registrants under Registration Statement No. 33-43167 referred to below are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Certificates and Guaranties have been previously paid by the Registrants under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $11,782,217,000.
(2)   Estimated solely for the purpose of calculating the registration fee.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to Citicorp Mortgage Securities, Inc.'s and Citicorp's Registration Statement on Form S-3 File No. 33-43167.

                                EXPLANATORY NOTE


          This Registration Statement contains a REMIC Pass-Through Certificates Prospectus relating to public offerings from time to time by Citicorp Mortgage Securities, Inc. of pass-through certificates, together with certain separate pages of a REMIC Pass-Through Certificates Prospectus (the "MBIA Prospectus") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by MBIA Insurance Corporation and a REMIC Pass-Through Certificates Prospectus (the "FSA Prospectus") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by Financial Security Assurance Inc. The REMIC Pass-Through Certificates Prospectus follows immediately after this Explanatory Note. Following such Prospectus are the alternate pages of the MBIA Prospectus and the FSA Prospectus. All other pages of the REMIC Pass-Through Certificates Prospectus are also to be used for the MBIA Prospectus and the FSA Prospectus.

Prospectus
February 11, 1999


Citicorp Mortgage Securities, Inc.
909 Third Avenue
New York, NY 10043
(212) 559-6727

REMIC Pass-Through Certificates
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Holders of Certificates will have an interest in a Trust whose as-sets consist principally of mortgage loans, or interests in mort-gage loans, on one- to four-family residences or cooperative apartments. Each Certificate will entitle its holder to a portion of distributions of principal and interest payments that the Trust receives on the mortgage loans or mortgage loan interest, as de-scribed in this prospectus and the attached prospectus supple-ment.



                You should read "General risk factors," beginning
               on page [...] of this prospectus, and any "Series risk factors" section in the attached supplement, before you purchase any Certificates.


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              The Certificates are not insured or guaranteed by the
               Federal Deposit Insurance Corporation or any other
                              governmental agency.

             Neither the Securities and Exchange Commission nor any
          state securities commission has approved the Certificates or determined that this prospectus or the attached supplement is accurate or complete. Any representation to the contrary is a criminal offense.

CONTENTS


Summary 6
The Certificates 6
Different classes of Certificates 6
REMIC election 6
Trusts of Certificates 7

General risk factors 7
Limited liquidity 7
Limited assets 7
Uncertainty of yields 7
Legal investment 8
Restrictions on transfer 8
Year 2000 8

Distributions on the Certificates 8
Scheduled payments on mortgage loans 8
Property of the Trust; the cut-off date 8
Distribution of scheduled payments 9
Calculation of interest; effective rate 9
Adequacy of scheduled payments 9
Delinquencies and their effect; advances 10
Prepayments on mortgage loans 11
Delay in distribution of prepayments 11
Effect of prepayments 11
Types of prepayment 12
Foreclosures and their effect 13
Subordination 13
Method of distribution 14
Distribution reports 14

Delinquency, foreclosure and loss
 experience 14
Loss and delinquency considerations 14
Delinquency and foreclosure experience on affiliated
 originators' serviced portfolio 14
Delinquency, foreclosure and loss experience on affiliated
 originators' securitized portfolio 15
Delinquency, foreclosure and loss experience of third-party originators 16

The mortgage loans 16
Warranties by CMSI 16
Adjustable rate mortgages, buydown loans and agency
 certificates 17
Fixed rate mortgage loans 17
The mortgaged properties 17
Loan-to-value ratios 18
Primary mortgage insurance 18
Second mortgages 18

Defective mortgage loans 18
Repurchase or substitution 18

Insurance and other credit support 19
Homeowners' policies 19
Hazard insurance 19
Fidelity bond and errors and omissions policy 20
Other insurance 20
Other credit support 20

Mortgage documents 20
Assignments to Trustee 20
Recording of assignments 21

CMSI and its affiliates 21
Citicorp 21
Citicorp Mortgage Securities, Inc. 21
Citibank, N.A. 21
Citicorp Mortgage, Inc. 21
Citibank, Federal Savings Bank 22
Third-party originators 22

Mortgage loan underwriting 22
Procedures of affiliated originators 22
Lending guidelines 23
Leasehold loans 23
Refinancings 23
Appraisals 24
Lien records; title insurance 24
Mortgage loans purchased from third-party originators 24
Underwriting standards of third-party originators 24

Servicing 24
The servicer; delegation 24

Resignation and removal 25
Collection procedures for affiliated mortgage loans 25
Enforcement of due-on-sale clauses 25
Real estate taxes and assessments 25
Primary mortgage insurance 25
Realizing on defaulted mortgage loans 26
 Fees 26
CMSI's liability 26

Default by CMSI 26
Events of default 27
Actions on event of default 27

The Trustee 27
The Trustee's duties; limitation of liability 27

The pooling agreement 28
Legal action by CMSI 28
Legal action by Certificate holders 28
Liability of CMSI and Citicorp; indemnification 28
Amendments 28
Compliance reports 29
List of registered holders 29
No annual meeting 29
Successors 29
Termination of Trust 29

Book-entry and physical Certificates 31
Physical Certificates 32

ERISA considerations 32
"Plan asset" regulations 32
Class exemption 32
Trusts of Certificates 33
Underwriters' exemptions 33
Other prohibitions 33
Investor's responsibility 33

Legal investment considerations 34
SMMEA 34
State overrides of SMMEA 34
Federal depository institutions 34
Investor responsibility 34

Taxation of Certificate holders 35
Taxation of Certificates - general 35
Accrual method 35
Original issue discount 35
Calculation of OID 36
De minimis OID. 37
OID on retail class Certificates 37
Acquisition premium 38
OID on variable rate Certificates 38
Market discount 39
Premium 40
Losses 40
Election to treat interest under the constant yield
 method 40
Sale or exchange of Certificates 41
Special types of holders 41
Foreign investors 42
Backup withholding 42
Reporting requirements 42

Taxation of the Trust 43
REMIC qualification 43
Taxes that may be imposed on the REMIC 43

Legal aspects of mortgage loans 44
Mortgages and deeds of trust 44
Foreclosure 44
Cooperatives 47
Rights of redemption 48
Anti-deficiency laws and other limitations on lenders 49
Due-on-sale clauses 52
Other limitations on foreclosure 53
Applicability of usury laws 53
Environmental considerations 53

Use of proceeds 55

Plan of Distribution 55

Additional information 56
SEC filings 56
Mortgage loan information 56

Experts 56

Index of defined terms 57

How to read this prospectus

This prospectus gives general background information that applies to all Series of Certificates. The preceding supplement gives specific information about a particular Series of Certificates. You should carefully read both this prospectus and the supplement before investing.

The supplement may update or modify information in this prospectus; whenever information in the supplement contradicts any information in this prospectus, you should rely on the information in the supplement.

In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus and the supplement. We have not authorized anyone to give you different information about the Certificates.

You will find a detailed table of contents for this prospectus and the supplement immediately following the cover page of the supplement and an index of all terms defined in this prospectus and the supplement at the end of this prospectus.

Summary


The Certificates Citicorp Mortgage Securities, Inc. (CMSI) will set up a Trust that will purchase a pool of mortgage loans from CMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CMSI.
   Each mortgage loan will be secured, usually by a first-priority mortgage on a one- to four-family residential property. Some mortgage loans may be loans on cooperative apartments, which will be secured by a first-priority lien on shares in a cooperative apartment corporation and the related lease or occupancy agreement. Other mortgage loans may be secured by leases of residential property. The supplement describes the specific properties of the mortgage loans.
   The mortgage loans in the Trust may be either
o affiliated mortgage loans originated by CMSI or its affiliates or purchased from third parties and serviced by CMSI or its affiliates, or
o third-party mortgage loansoriginated by third parties and sold to CMSI on a "servicing retained" basis - that is, where a third-party continues to service the loan.
   The Trust will sell Certificates evidencing interests in one pool of mortgage loans. The Certificates offered by the Trust will comprise a single Series of Certificates. A Certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders.
   The Trust will receive scheduled payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus or the supplement. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CMSI and/or others for servicing the mortgage loans, expenses of foreclosure proceedings, and other expenses.

Different classes of Certificates
A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CMSI or an affiliated company). Only Certificates rated as investment grade by a nationally recognized rating agency will be offered to the public.
   Holders of Certificates in different classes will be entitled to different distributions out of payments received by the Trust. For example,
o Different classes may not receive interest at the same rate on their principal balances. Some principal-only, or PO, classes may receive no interest at all.
o   Some classes may receive interest but not principal. Such interest-only (or
IO) classes will receive interest on a "notional" balance, but will not receive distributions of any part of their notional balance.
o Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance.
o Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class ). As a result, some classes will have their principal balances reduced faster than other classes.
o Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.
   A class of Certificates may be divided into subclasses. The supplement describes each class of Certificates in the Series.

REMIC election
Each Trust will elect to be treated as a "real estate mortgage investment conduit" (or REMIC) under US federal tax laws. Some Trusts may be comprised of multiple REMICs. A REMIC is not subject to US federal corporate tax, so payments of principal and in-terest received by the Trust can be distributed to Certificate holders without deduction for those taxes.

Trusts of Certificates
Certain Trusts may contain in addition to, or instead of, mortgage loans, mortgage-backed securities issued by the Government National Mortgage Association (popularly known as Ginnie Mae), the Federal Home Loan Mortgage Corporation (popularly known as Freddie Mac), Fannie Mae (formerly Federal National Mortgage Association) (collectively, agency certificates) or by other REMICs. Principal and interest received on agency certificates or REMIC securities will be distributed to Certificate holders in much the same way as principal and interest payments received on mortgage loans.


General risk factors

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

Limited liquidity
The liquidity of the Certificates may be limited.
o A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates,
o While CMSI anticipates that the underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.
o CMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

Limited assets
The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.
   CMSI may advance its own funds to cover delinquent scheduled payments of principal or interest on the mortgage loans it services, but is not obligated to do so. CMSI intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related mortgage loans. If CMSI fails to make an advance, the Trustee, acting in its individual capacity and not as Trustee, will make an advance to cover delinquencies, but only to the extent it believes its advances will be reimbursed from future payments and collections on the related mortgage loans.
   Other servicers and master servicers of third-party mortgage loans must advance their own funds to cover delinquent scheduled payments of principal and interest on the loans they service, but only to the extent they determine that the funds advanced will be reimbursed from future payments and collections on the related mortgage loans.
   To the extent that CMSI, other servicers and master servicers and the Trustee do not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans.

Uncertainty of yields
The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to
o the rate of principal prepayments and other unscheduled receipts on the mortgage loans,
o the allocation of prepayments and unscheduled receipts among the classes of Certificates,
o the amount, timing and cause of losses and payment shortfalls on the mortgage loans,
o the allocation of losses and distribution shortfalls among the classes of Certificates and
o any difference between the purchase price of a Certificate and its principal balance at the time of purchase.
   If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions of principal," "Losses" and "Sensitivity of Certificates to prepayment" below.

Legal investment
Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in subordinated classes of Certificates. CMSI cannot represent that any class of subordinated Certificates will be a legal investment for you. You should consult your counsel on whether any subordinated class of Certificates is a legal investments for you.

Restrictions on transfer
The purchase and holding of subordinated classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under erisa, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy subordinated classes of Certificates and could therefore adversely affect the liquidity of these Certificates.
   A sale or other transfer of Certificates of a subordinated class will not be recognized and given effect by the Trustee unless the transferee satisfies the conditions set forth in "ERISA considerations - Class exemptions" below.

Year 2000
The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection and posting of payments on the mortgage loans, the servicing of the mortgage loans and the distributions on the Certificates depend upon computer systems of Citicorp Mortgage, Inc. (which will service affiliated mortgage loans as CMSI's delegate) and its subservicers, any servicers or master servicers for third-party loans, the Trustee and, for book-entry Certificates, the Depository Trust Company
(DTC).
   Citicorp Mortgage has modified its computer systems and expects to be year 2000 ready. Citicorp Mortgage is also assessing the year 2000 readiness of key vendors and subservicers. The Trustee has advised Citicorp Mortgage that it has implemented measures to modify and validate its critical computer systems for year 2000 readiness. Dtc has informed its participants that it is implementing a program so that DTC's systems for timely distributions, book-entry deliveries and settlement of trades will continue to function appropriately in 2000.
   The failure of any of the above parties, or their key vendors and subcontractors, to be year 2000 ready could result in incorrect or inadequate servicing of mortgage loans and delayed or incorrect distributions to Certificate holders.

Distributions on the Certificates

Scheduled payments on mortgage loans
Each mortgage loan will have a scheduled payment that is due on the first day of each month. The scheduled payment will consist of
o interest on the unpaid principal amount (the principal balance) of the mortgage loan for the preceding month, and
o a specified part of the principal balance.Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay additional interest or a late payment charge. (In this prospectus and the supplement, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

Property of the Trust; the cut-off date
The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for months ending before the cut-off date, even if the homeowners make the payments on or after the cut-off date.
   Example: A Trust issues Certificates on January 15. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust as are scheduled payments due on February 1 or later, even if the scheduled payments were received before the cut-off date.

Distribution of scheduled payments
CMSI, as paying agent for the Trust, will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly, but distributions can be made quarterly, semi-annually or at other intervals, provided there is at least one distribution a year. In this prospectus, unless otherwise stated, it will be assumed that distributions are monthly.
   On the 18th day of each month (the determination day), CMSI will determine how much of the scheduled principal and interest payments due on the first day of that month has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers' fees, these funds will be distributed on the 25th day of the month (the distribution day) to the Certificate holders as principal and interest on the Certificates. (If the 18th day of the month is not a business day, the determination day will be the next business day after the 18th; similarly for the distribution day.)
   Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.
   In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be a single residual class of Certificates that will have no interest rate and may have no principal balance. The residual class will receive in each month only part or all of any amounts that were available for distribution but that exceeded the distributions to be made to the regular classes.

Calculation of interest; effective rate
Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that
o interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and
o interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.
Calculation of interest for any Certificates bearing a variable or floating rate of interest are described in the supplement.
   Interest accrued on mortgage loans during a calendar month will be due from the homeowner on the first day of the following month, along with the scheduled principal payment due on that first day, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the first day of the month to the distribution day. For example, interest accrued during January on the principal balances of the mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February 25 distribution day. This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate will be lower than its stated interest rate.

Adequacy of scheduled payments
The Certificates in each Series will usually be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. Moreover, the aggregate principal balance of the Certificates on each distribution day after the distribution has been made will equal the aggregate scheduled principal balance of the mortgage loans.

   The scheduled principal balance of a mortgage loan on a distribution day will equal its actual principal balance, except that it is assumed that
o   no prepayments (whole or partial) have been made during that month, and
o the homeowner has made all scheduled payments of principal and interest that have become due, and has not made a scheduled payment that is not yet due.
   If each homeowner were to make all of his or her scheduled monthly payments of principal and interest before the determination day for the month, and never prepay any principal (see below), the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the last scheduled payment of principal and interest on any mortgage loan. While it is extremely unlikely that no homeowner will be late or otherwise default on a mortgage loan payment, or that no homeowner will make a principal prepayment, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.
   If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, available funds will first be used to distribute current interest, then past due interest and lastly principal to the class. Money available for distribution may be applied to principal or interest on a class without regard to whether it was received as principal or interest on a mortgage loan. Thus, cash received by the Trust as principal payments on mortgage loans may be distributed to Certificate holders as interest, and vice-versa. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal balances of the Certificates.
   You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a scheduled payment that the Trust receives after the determination day is not available to be distributed on the following distribution day. Also, as described below, prepayments will not be available for distribution until a later distribution day, and escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

Delinquencies and their effect; advances
Homeowners from time to time delay making scheduled payments of principal and interest until after the determination day for the month. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.
   If the Trust does not have enough money on a distribution day to distribute full interest and principal to all classes of Certificates, it could use money received as principal payments on mortgage loans to pay interest to Certificate holders. If the Trust were to do so, it would have to allocate a principal loss to some classes of Certificates. A loss allocation would be required to keep the aggregate scheduled principal balance of the mortgage loans the same as the aggregate principal balance of the Certificates.
   To avoid a loss allocation to a class of Certificates,
o the Trust may advance prepayments received in the month of the distribution day to cover shortfalls, and
o if such prepayments are not adequate to enable the Trust to make a full distribution, CMSI, any third-party servicers and the Trustee may advance money to the Trust to enable it to make full distributions on the Certificates.
If the Trust uses prepayments received in the month of the distribution day to cover shortfalls on that distribution day, the Trust will reimburse itself out of payments received for the following month.
   While not required to do so, CMSI may make a voluntary advance to the Trust of a delinquent payment on an affiliated mortgage loan, and a third-party servicer may make a voluntary advance of a delinquent payment on a third-party mortgage loan. A delinquent payment, and the advance, may be for principal, interest, taxes or insurance premiums.
   CMSI intends to make a voluntary advance for a delinquent payment on an affiliated mortgage loan if it believes the advance will be recoverable from future payments and proceeds on the loan. The Trust will reimburse CMSI or a third-party servicer for a voluntary advance, without interest, out of later payments received on the mortgage loan for which the advance was made, or if CMSI determines that the advance will not be recoverable from payments on that mortgage loan, from payments on other mortgage loans.
   If on a distribution day, the scheduled payments due in that month that have actually been received from homeowners, prepayments received in that month and voluntary advances made by CMSI and any third-party servicers are less than the scheduled payments due in that month from homeowners, the Trustee will advance the difference to the Trust, but only up to an amount the Trustee determines will be recoverable from future payments, proceeds or recoveries on the mortgage loans. The Trustee will make separate determinations and advances for the affiliated mortgage loans and for the third-party mortgage loans. In determining whether to make, and in making, an advance, the Trustee will be acting in its individual capacity, and not as a trustee. Advances by the Trustee on affiliated mortgage loans will be reimbursed from future payments on affiliated mortgage loans received by the Trust, and similarly for advances on third-party mortgage loans.

Prepayments on mortgage loans
A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner will usually not incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "Types of prepayment" below.
   CMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

Delay in distribution of prepayments
Prepayments received by the servicers in a calendar month will generally not be distributed as principal to Certificate holders until the distribution day in the following month. For example, if $1,000 of prepayments are received in March, the Trust will distribute these prepayments to the Certificate holders on the April 25 distribution day. Accordingly, if a homeowner on March 1 makes the scheduled payment due on that date, and simultaneously makes a full or partial prepayment, the homeowner's scheduled payment will be distributed on the March 25 distribution day but the prepayment will not be available for distribution until the April 25 distribution day.
   (Prepayments received in a month may be advanced by the Trust to cover shortfalls on a distribution day in that month, as described in "Delinquencies and their effect; advances" above.)

Effect of prepayments
Prepayments can have a number of effects on the Certificates:
o Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes - an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.
   Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.
o Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates. (This problem is often solved by the structuring technique of "ratio stripping," which, if used, is described in the supplement.)
   Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to pay off faster, with the result that the weighted average interest rate on the mortgage loans would decline.
o When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the following month, the prepayment amount will usually earn less interest than the mortgage loan rate or the interest rate on any class of Certificates.
   Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 25 distribution day. The Trust will also be required to distribute interest on the $1,000 for the entire month of January - interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will probably be less than one month's interest at the mortgage loan rate.
   If there are a substantial number of prepayments in a month, the drop in interest payments by the homeowners for that month could result in a shortfall of funds available to distribute principal and interest on the Certificates on the distribution day. However, CMSI and the other servicers will have to make up for at least part of such prepayment interest shortfalls out of their servicing fees, as described in the supplement.

Types of prepayment
In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.
o The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing. Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Originators affiliated with CMSI are permitted to refinance or modify mortgage loans and may offer homeowners special refinancing or modification incentives.
o CMSI permits participation in "prepayment programs" offered by unaffiliated service agencies in which homeowners generally make 26 bi-weekly payments during a calendar year. Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a prepayment of the mortgage loan.
o Most fixed rate mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMSI will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMSI believes the clause is legally enforceable, and (2) for an adjustable-rate mortgage loan, the assumption will impair the Trust's security.
o If a mortgaged property is damaged by fire or other hazard insured under a hazard insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)
o If the mortgage loan is foreclosed (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.
o When the aggregate principal balance of all the mortgage loans in a Series is reduced to less than a stated percentage (usually 5%) of the original principal balance of the mortgage loans in the Series, CMSI or the holders of the residual Certificate may purchase all the mortgage loans for their principal balances plus accrued interest. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.
o CMSI will make various warranties about the mortgage loans to the Trust. If a mortgage loan does not conform to these warranties, CMSI may have to repurchase the loan. See "Defective mortgage loans" below.

Foreclosures and their effect
After a mortgage loan has become seriously delinquent, CMSI may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CMSI's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing - Realizing on defaulted mortgage loans."
   If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, will be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.
   Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of potential homeowners and the value of the mortgaged property. The mortgage loan underwriting policies of the affiliated originators are described below under "Mortgage loan underwriting."
   Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

Subordination
Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination thus protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes .
   As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distribution or allocation of principal losses, to zero.
   A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" or "senior subordinated" class M. In this structure, all losses would be allocated to class B as long as it is outstanding (ie, until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with even more levels of subordination.
   Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.
   Cash available for distribution is generally distributed in order of seniority - that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination - that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated. Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.
   Subordination can be limited in amount or time (eg, a class is subordinated only for five years) or to certain types and amounts of losses (eg, a subordinated class is allocated a specific type of losses up to a fixed dollar limit). Losses that are not covered by subordination are allocated among all the classes pro-portionately. The supplement describes the subordinated classes and the precise limits of the subordination.
   Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class .

Method of distribution
The Trustee will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional balance) of $1 million.

Distribution reports
On each distribution day, the Trustee will send a report to each person who is a registered holder of a Certificate on the related record day. Beneficial owners of Certificates may obtain copies of these reports free of charge from the Trustee upon request to the address or telephone number given in the supplement.
   The report will include information for each class and subclass on
o the amounts of interest and principal distributed on the Certificates in the class, and the aggregate amounts of principal and interest for all classes,
o  the amount of any losses allocated to the Certificates, by class,
o for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,
o the principal balances of the Certificates in the class, and the aggregate principal balances for all classes, both before and after the distribution,
o the aggregate payments received on the mortgage loans from the second day of the preceding month through the first day of the current month, and the aggregate principal balance of the mortgage loans after giving effect to the payments,
o the number and aggregate principal balances of mortgage loans delinquent 30 days and 60 or more days,
o the book value of any real estate acquired by the Trust through foreclosure or otherwise,
o  the amount remaining under any form of credit support,
o  CMSI's servicing compensation since the preceding report, and
o other customary information that CMSI believes Certificate holders need to prepare their tax returns.
   CMSI will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.
   The Trustee or CMSI will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.


Delinquency, foreclosure and loss experience

Loss and delinquency considerations
The following tables show the recent delinquency, foreclosure and loss experience of CMSI and originators affiliated with CMSI (affiliated originators). The loans represented in the tables include fixed and adjustable interest rate loans (ARMs), including buydown loans, loans with stated maturities of 10 to 30 years and other types of mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

Delinquency and foreclosure experience on affiliated originators' serviced portfolio The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including coopera-tive apartment loans) originated or acquired by affiliated originators and serviced by Citicorp Mortgage, Inc., an affiliate of CMSI. The table also includes mortgage loans serviced by Citicorp Mortgage that have been sold to Fannie Mae or Freddie Mac. The table does not include loans purchased strictly for servicing revenue or loans originated by the Florida branches of Citibank, Federal Savings Bank (CITI FSB), an affiliate of CMSI, prior to their acquisition by Citicorp in January 1984. Since June 20, 1997, Citicorp Mortgage has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.


   Delinquency and foreclosure experience on serviced portfolio

                         December 31, 1996              December 31, 1997           December 31, 1998
                         -----------------              -----------------           -----------------
                                       Principal                       Principal                    Principal
                                         balance                         balance                      balance
                        Number       ($ millions)      Number       ($ millions)     Number      ($ millions)
                        ------       ------------      ------       ------------     ------      ------------

                         309,754      $ 34,084.8       303,896      $ 35,955.8       310,628      $41,115.1
 Loans
 Days past due
             30-59        10,487      $  1,014.9         9,368         $ 906.9         7,466        $ 766.9
             60-89         2,444         $ 253.1         1,947         $ 194.3         1,603        $ 160.1
        90 or more         3,291         $ 371.8         2,646         $ 286.1         2,074        $ 226.8

Delinquent loans          16,222      $  1,639.8        13,961       $ 1,387.3        11,143      $ 1,153.8
Ratio of delin-            5.24%           4.81%         4.59%           3.86%         3.59%          2.81%
quent loans to all
loans

Foreclosures               5,822         $ 696.0         3,539         $ 406.3         2,726        $ 293.7
begun

Ratio offoreclo-           1.88%           2.04%          1.16%          1.13%         0.88%          0.71%
sures begun to all
loans



Delinquency, foreclosure and loss experience on affiliated originators' securitized portfolio The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by Citicorp Mortgage that were later securitized (ie, mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws).



Delinquency and foreclosure experience on securitized portfolio

                         December 31, 1996              December 31, 1997           December 31, 1998
                         -----------------              -----------------           -----------------
                                     Principal                      Principal                      Principal
                                       balance                        balance                        balance
                         Number   ($ millions)          Number    ($ millions)        Number    ($ millions)
                         ------    -----------          ------    ------------        ------    ------------
                         40,489       $5,503.2          37,050       $ 5,738.4        34,350       $ 7,056.0
Loans
Days past due
             30-59        1,339        $ 151.6           1,073         $ 126.0           715          $ 93.9
             60-89          321         $ 40.3             237          $ 26.7           152          $ 21.2
        90 or more          411         $ 58.7             313          $ 45.8           200          $ 28.7

 Delinquent loans         2,071        $ 250.6           1,623         $ 198.5         1,067         $ 143.8

Ratio of delin-           5.11%          4.55%           4.38%           3.46%         3.11%           2.04%
quent loans
to all loans

Foreclosures                993        $ 146.6             653          $ 90.5           392          $ 53.7
begun

Ratio of                  2.45%          2.66%           1.76%           1.58%         1.14%           0.76%
foreclo-
sures begun to all
loans



Loss experience on securitized portfolio

                                                                                    Cumulative net losses
                                                           Aggregage principal     as percentage of aggre-
                            Cumulative net losses         balance of securities      gate principal balance
                               ($ millions)(1)               ($ millions)(2)            of securities
                               ---------------               ---------------            -------------
December 31, 1996                 $ 413.8                       $ 25,857.4                 1.60%
December 31, 1997                 $ 469.8                       $ 27,214.6                 1.73%
December 31, 1998                 $ 501.2                       $ 31,040.7                 1.61%

-------------------
(1) Calculated without giving effect to any credit enhancement.
(2) Issued securities that have had at least one distribution day.



Delinquency, foreclosure and loss experience of third-party originators
The supplement will describe the delinquency, foreclosure and loss experience of any third-party originator who has originated more than 10% (by principal balance on the cut-off date) of the mortgage loans in the Trust.


The mortgage loans

Each mortgage loan will generally
o have a principal balance of less than $2.5 million at the cut-off date and an original maturity of 10 to 30 years, and
o  have monthly payments due on the first day of each month.
   The mortgage loan pool may contain cooperative apartment loans. The "homeowner" of a cooperative apartment owns shares issued by the private non-profit housing corporation that owns the apartment building and has a proprietary lease or occupancy agreement that gives the homeowner the exclusive right to occupy a designated apartment in the building. In a cooperative apartment loan, the homeowner's shares and lease or occupancy agreement are the collateral for the loan.
   Each mortgage loan will be selected by CMSI from mortgage loans originated or acquired by originators in the ordinary course of their businesses. The originators will often be affiliates of CMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.
   The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean
o if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and
o for other changes, the mortgage loan as modified at the effective date of the modification.

Warranties by CMSI
CMSI will warrant to the Trustee that on the closing date
o the mortgage loans conform in all material respects with their descriptions in this prospectus, the supplement and the schedule of mortgage loans CMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),
o at the cut-off date, no mortgage loan was 30 days or more past due or had been 30 days or more past due more than once in the preceding 12 months, there are no delinquent tax or assessment liens against the mortgaged properties,

o  each mortgaged property is free of material damage and in good repair,
o each mortgage loan (other than a cooperative apartment loan) had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,
o any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),
o CMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,
o each mortgage is a valid first lien on the mortgaged property, subject only to (1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and
o each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

Adjustable rate mortgages, buydown loans and agency certificates
The mortgage loans in a Trust will, on the closing date, generally consist entirely of fixed rate mortgage loans or entirely of ARMs. Most Trusts sponsored by CMSI in the past few years have consisted of fixed rate loans. Accordingly, most of the description of the mortgage loans in this prospectus will assume that the mortgage loans are fixed rate loans held directly by the Trust and that they are not "buy-down loans." An appendix to this prospectus describes the characteristics of ARMs, buy-down loans and agency certificates. If a Series does not contain a material amount of ARMs, buy-down loans or agency certificates, the appendix may be omitted.

Fixed rate mortgage loans
A fixed rate mortgage loan may be
o a fully amortizing mortgage loan with level monthly payments of principal and interest,
o a balloon mortgage loan that amortizes over a fixed number of years but has a shorter term to maturity, so that the entire remaining principal balance of the loan is due at maturity, or
o a fully amortizing graduated-payment mortgage loan that has lower periodic payments, or payments of interest only, during the early years of the loan, followed by payments of principal and interest that increase periodically until the loan is repaid or for a specified number of years, after which level periodic payments begin.
   No fixed rate mortgage loan will have "negative amortization" - ie, scheduled payments will not be less than accrued interest at the mortgage loan interest rate.
   A fixed rate mortgage loan may have originally been an ARM that was converted, at the homeowner's option, into a fixed rate fully amortizing mortgage loan providing for level monthly payments over a term not exceeding its remaining term to maturity. Such a mortgage loan was subject at origination to the same underwriting guidelines as a comparable ARM and is not underwritten again at conversion. The fixed interest rate for the converted mortgage loan may be higher than the interest rate at origination or the adjustable interest rate that would otherwise be payable currently, which could reduce the homeowner's capacity to repay the loan.

The mortgaged properties
The mortgaged properties will usually be detached homes, attached homes (ie, one- to four-family units with a common wall), units located in condominiums or planned unit developments, or interests in cooperative apartments. The mortgaged properties will be located in the 50 United States, the District of Columbia or Puerto Rico.
   The mortgaged properties may include investment properties and vacation and second homes. However, CMSI anticipates that most mortgaged properties will be the homeowner's primary residence. CMSI will determine whether a mortgaged property is a homeowner's primary residence based solely on either
o the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or
o the mortgaged property being the homeowner's mailing address in the originator's records.

   The determination of whether a mortgaged property is a primary residence is not reexamined if the mortgage loan is assumed by a new homeowner after origination.

Loan-to-value ratios
Each mortgage loan will have an original principal balance that is not more than 95% of the value of the mortgaged property (a 95% loan-to-value ratio). For these purposes, "value" is the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed. The financed portion of the origination fee will always be less than 5% of the loan amount. (The loan-to-value ratio of mortgage loans originated or acquired by the California and Florida branches of Citi FSB may be reduced by a new appraisal delivered after origination.)

Primary mortgage insurance
Affiliated mortgage loans that have original loan-to-value ratios greater than 90% will be covered, and mortgage loans having original loan-to-value ratios greater than 80% may be covered, by primary mortgage insurance. This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan.
   Prior to 1986, the affiliated originators did not generally make one- to four-family mortgage loans with loan-to-value ratios above 80% without primary mortgage insurance coverage. From 1986 through January 1993, affiliated originators originated mortgage loans with loan-to-value ratios from 80% to 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each affiliated originator not to make one- to four-family mortgage loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.
   Affiliated originators offer corporate relocation programs to employees of approved corporations. These programs permit single family real estate loans with loan-to-value ratios above 80% without requiring primary mortgage insurance. For these loans, however, the corporate employer generally guarantees the excess of the mortgage loan over the 80% loan-to-value amount. Some other corporate relocation programs permit the corporate employer to provide subordinate financing at the origination of the first priority mortgage loan by an affiliated originator.
   In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.

Second mortgages
A mortgaged property may be encumbered by a subordinated (or second) mortgage loan. Subordinated loans are not included in loan-to-value calculations.
   The subordinated mortgage loan may have been originated by an affiliated originator, either at the origination of the mortgage loan or later. It is the policy of the affiliated originators to provide a subordinated loan in connection with the origination of a first priority mortgage loan only if the combined amount of the loans would result in a loan-to-value ratio of 90% or less. Primary mortgage insurance is generally not required for these loans.


Defective mortgage loans

Repurchase or substitution
The Trustee will review the mortgage loan documents (see "Mortgage documents" below) within 90 days of receipt. If the Trustee discover that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, CMSI must, within 180 days (90 days for defects that could affect the Trust's REMIC status) cure the defect or repurchase the mortgage loan.
   If CMSI or the Trustee discovers at any time that a warranty that CMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CMSI will have 60 days to cure the false warranty or repurchase the mortgage loan.
   The repurchase price for a mortgage loan will be

o the sum of the loan's principal balance and accrued unpaid interest (after deduction of servicing fees) to the first day of the month following repurchase, minus
o any unreimbursed payments under guaranties or other credit support or voluntary advances on the loan.
   Repurchase of a mortgage loan will not diminish the amount available under any credit support. During the first two years following the closing date, CMSI may, within the periods required for a repurchase, substituteanother mortgage loan instead of repurchasing a mortgage loan. A substituted mortgage loan must

o  be current in payments,
o have a principal balance that is not less than the aggregate principal balance of the loans for which it is substituted (except that CMSI may make up any difference in the principal balances with a cash payment to be distributed to Certificate holders),
o have an interest rate that is not less than the highest interest rate of the loans for which it is substituted,
o have an original term to maturity equal to that of the loans for which it is substituted
o have a maturity date that is no later than, and not more than one year earlier than, any of the loans for which it is substituted, and
o  be suitable for a REMIC.
   CMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan.


Insurance and other credit support

Homeowners' policies
Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause that, in effect, requires the buildings on the mortgaged property to be insured for at least a specified percentage (generally 80% to 90%) of their full replacement value. If coverage is less than the specified percentage, the insurer's liability for a partial loss will not exceed the proportion of the loss that the amount of insurance bears to the specified percentage of the full replacement cost of the buildings.
   Example: If a residence is only insured for 60% of its value, and sustains $10,000 of damage covered by the homeowners' policy, the insurer will only pay $6,000 - ie, 60% of the loss.
   Since the amount of hazard insurance required to be maintained on the buildings may decline, and since residential properties generally have historically appreciated in value over time, coinsurance may cause hazard insurance proceeds to be less than needed to restore fully the damaged property. Part or all of this shortfall may be covered, however, by any credit support.

Hazard insurance
Mortgaged properties will generally be covered by hazard insurance against fire and certain other hazards that may not be fully covered by homeowners' policies.
   The amount of hazard insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)
o If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.
o If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.
o If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.
   CMSI may maintain a blanket policy insuring all the mortgage loans against hazard losses rather than maintaining separate policies on each mortgaged property. If the blanket policy contains a deductible clause, cmsi will pay the Trust the deductible for each hazard loss.

   The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.
   The hazard insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.
   While hazard insurance, and flood insurance if applicable, will be required for cooperative apartment buildings, no hazard or flood insurance will be required for individual cooperative apartments.
   If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

Fidelity bond and errors and omissions policy
CMSI will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will conform to Fannie Mae and Freddie Mac requirements.

Other insurance
The Trust may obtain the following additional insurance coverage:
o Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.
o Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.
o Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.
   The supplement will describe any additional insurance maintained for the Series.

Other credit support
Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CMSI or by a third party. The supplement will describe any additional credit support.


Mortgage documents

Assignments to Trustee
On the closing date, CMSI will assign the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.
   In addition, CMSI will deliver to the Trust for each mortgage loan, other than a cooperative apartment or leasehold loan,
o  the endorsed mortgage note,
o any assumption, modification, buydown or conversion to fixed interest rate agreement,
o  any certificate of primary mortgage insurance, and
o the original recorded mortgage (or, temporarily, copies if recorded documents cannot be immediately delivered due to recording delays).
   For a cooperative apartment loan, CMSI will deliver to the Trust
o  the endorsed promissory note evidencing the loan,
o  the original security agreement,
o  the proprietary lease or occupancy agreement,
o  the recognition agreement,
o  a signed financing statement (if required at origination),
o  and the stock certificate with signed stock powers.

Recording of assignments
CMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.
   CMSI does not expect to record assignments of the mortgage loans to the Trust after the issuance of the Certificates. Recording is not necessary to make the assignment to the Trust effective between the Trustee and the originator or CMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be the originator or an affiliate of the originator). In addition, if any of the originators or CMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CMSI might have rights in the mortgage loan superior to the Trust's.


CMSI and its affiliates

Citicorp
Citicorp, a Delaware corporation, is a holding company whose principal subsidiary is Citibank, N.A. CMSI, Citicorp Mortgage and Citi FSB are all wholly owned subsidiaries of Citicorp. Citicorp is itself a wholly owned subsidiary of Citigroup Inc., a publicly-owned Delaware corporation. Citicorp's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.
   Through its subsidiaries and affiliates, Citicorp is a multinational financial services organization serving the financial needs of businesses, governments, financial institutions and individuals in the United States and throughout the world.

Citicorp Mortgage Securities, Inc.
CMSI was incorporated in Delaware in 1987. It is not expected that CMSI will have any business operations other than offering mortgage-backed securities and related activities. CMSI's principal offices are at 909 Third Avenue, New York, New York 10043, telephone (212) 559-6727.

Citibank, N.A.
Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.
   Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC). Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Except for its issuance of mortgage pass-through certificates, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons for conventional residential mortgage or cooperative apartment loans. Citibank's residential mortgage lending is conducted in New York City and four surrounding counties (Westchester, Nassau, Suffolk and Rockland).
   Citibank's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

Citicorp Mortgage, Inc.
Citicorp Mortgage was incorporated in Delaware in 1979 and began making mortgage loans in 1980. Citicorp Mortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.
   Citicorp Mortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. Citicorp Mortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.
   Citicorp Mortgage's principal offices are at 750 Washington Blvd., Stamford, Connecticut 06091, telephone (800) 285-3000.

Citibank, Federal Savings Bank
Citi FSB is a federal savings bank based in San Francisco, California. It became a wholly owned subsidiary of Citicorp in 1982. From 1990 to 1993, Citicorp Savings of Illinois, Citicorp Savings of Washington, D.C. and Citicorp Savings of Florida, all wholly owned subsidiaries of Citicorp, were merged into Citi FSB. In 1993, Citi FSB acquired the branches of Citibank (Maryland), N.A., and in 1994 it acquired the branches of Citibank (Florida), N.A.
   Citi FSB has been an active one- to four-family residential mortgage lender since 1983. Citi FSB's deposits are insured by the FDIC.
   Citibank Service Corporation, an affiliate of Citi FSB, acts as trustee for substantially all deeds of trust for mortgaged property located in California that secure mortgage loans originated or acquired by Citi FSB. A trustee under a California deed of trust forecloses on the mortgaged property upon notice from the beneficiary of a delinquency and executes full and partial reconveyances of the mortgaged property at the beneficiary's direction.
   Citi FSB's principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (415) 627-6000.

Third-party originators
The supplement identifies any originators of third party loans with an aggregate principal balance greater than 10% of the aggregate principal balance of all the mortgage loans in the Trust. Each third party originator will generally be a savings and loan association, savings bank, commercial bank, credit union, insurance company or a mortgagee approved by the Secretary of Housing and Urban Development.
   Third party originators must be experienced in originating mortgage loans of the types in the pool in accordance with accepted practices and prudent guidelines.


Mortgage loan underwriting

Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan.

Procedures of affiliated originators
Each affiliated originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. For some residential mortgage loans, the affiliated originators have contracted with or delegated the underwriting process to unaffiliated third parties.
   Since January 1995, each affiliated originator has used a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below. All credit scored loans are rated "strong," "satisfactory" or "inconclusive." Mortgage loans rated strong or satisfactory do not undergo the full loan underwriting process described below, but are subject to verification of property value as described in "Appraisals" below. Mortgage loans rated inconclusive are underwritten in accordance with the affiliated originators' normal underwriting policies.
   Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide
o  a current balance sheet and a statement of income and expenses,
o proof of income, such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers),
o proof of liquid assets (required since April 1991), telephone verification of employment (required since April 1991), which may be verified by a third party national employment verification service, and
o a credit report that summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy.
   Since July 1993, facsimile copies of some verification documents (such as bank statements and verification of employment) have been accepted in lieu of originals.
   From February 1991 until May 1997, affiliated originators would obtain at least two credit reports

(which could be in the form of a merged credit bureau report) on a prospective borrower. Since May 1997, affiliated originators have obtained the single most comprehensive readily available credit bureau report on the prospective borrower.
   Before May 1997, self-employed prospective borrowers had to submit their federal income tax returns for the most recent two years and a separate statement of income and expenses. Since May 1997, self-employed prospective borrowers have only had to submit a copy of their most recent federal income tax return, without schedules.
   If a proposed mortgage loan's loan-to-value ratio does not exceed 65% (before December 1992, 80%), self-employed prospective borrowers may be excused from providing financial statements, federal income tax returns or proof of income.
   During 1990 and 1991 the affiliated originators implemented telephone verification of employment. Certain high net worth prospective borrowers with ongoing banking relationships with Citibank's private banking group may be exempted from employment verification.

Lending guidelines
Once the employment verification and credit reports are received, the affiliated originator decides
o whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses
o as well as the prospective borrower's other financial obligations and monthly living expenses, and since April 1991, whether the prospective borrower has enough liquid assets to acquire the mortgaged property, taking into account, among other things, proceeds from the sale of a prior residence. This decision may be made from evidence such as a contract for sale of a prior residence and bank statements supplied by the prospective borrower.
   Each affiliated originator has established as lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% for ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments (together, the debt burden), should not exceed 38% of gross income. Since May 1997, loans that meet the affiliated originator's minimum credit score and delinquency requirements may have debt burden ratios up to 45% and, for some corporate relocation loans, 50%. Where two individuals co-sign the mortgage note or documents, the income and debt of both are included in the computation.
   For mortgage loans originated by the California branches of Citi FSB before June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents were prepared, but the mortgage rate generally does not exceed the anticipated rate used in the analysis by more than one percent.
   Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure.

Leasehold loans
Leasehold loans are approved in accordance with the affiliated originator's standard underwriting criteria. An ALTA leasehold title insurance policy is required, which
o  contains no exceptions for any adjustable features of the lease and
o assures that the mortgage is not subordinated to any lien or encumbrance other than the land lease.
   The term of the land lease must extend at least ten years beyond the scheduled maturity of the mortgage loan and must give the originator the right to receive notice of and to cure any default by the borrower. The leasehold must be assignable or transferable if it is subjected to the mortgage lien. (California branches of CITI FSB may require a consent to assignment of lease and/or subordination agreement be obtained and recorded.) Payments due pursuant to the land lease are taken into account in debt ratio calculations.

Refinancings
Since May 1997, affiliated originators have not required income or asset verification for their current homeowners seeking to refinance their mortgage loans if the refinancing meets the originator's minimum seasoning, payment history and credit score requirements. For other homeowners seeking to refinance their mortgage loans, affiliated originators do not require asset verification and allow a debt burden ratio of up to 45% for loans that meet the affiliated originator's minimum seasoning, payment history and credit score requirements. For ARMs, the calculation of debt burden is based on the initial mortgage rate, even though the initial rate may be lower than the rate that would generally apply under the terms of the ARM.

Appraisals
The affiliated originators require the value of the mortgaged property to support the principal balance of the mortgage loan, with enough excess value to protect against minor declines in real estate values.
   Each affiliated originator requires an appraisal of each property to be financed. The appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each affiliated originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize approved appraisal software packages.
   The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the affiliated originator's judgment of the appraisal determines the maximum amount of the mortgage loan.
   Where an affiliated mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan.

Lien records; title insurance Each affiliated originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or an attorney's opinion of title in jurisdictions where the practice is acceptable, is required for all mortgage loans, except that for cooperative apartment loans, an affiliated originator will not require title insurance or a title search of the cooperative apartment building.

Mortgage loans purchased from third-party originators
The affiliated originators purchase mortgage loans originated by third parties. These mortgage loans, other than those acquired in a bulk purchase, are reviewed for compliance with the affiliated originator's underwriting criteria, and the affiliated originator may reject loans that fail to conform to its criteria. For mortgage loans acquired in a bulk purchase of more than $15 million from a financially sound mortgage loan originator, the affiliated originator will review the selling originator's underwriting policies and procedures for compliance with the affiliated originator's or Fannie Mae / Freddie Mac underwriting standards and will credit score each loan. The affiliated originator will also conduct a limited mortgage loan file review.

Underwriting standards of third-party originators
The underwriting policies and guidelines of third party originators may differ from those of the affiliated originators. In purchasing third party loans, Citicorp Mortgage will review a sample of the loans to determine whether they generally conform to Citicorp Mortgage's underwriting standards. Citicorp Mortgage will fully or partly credit score or re-underwrite the third party loans to determine whether the original underwriting process adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on Citicorp Mortgage's underwriting standards.


Servicing

The servicer; delegation
CMSI will be responsible for administering and servicing the mortgage loans. CMSI will act as servicer for affiliated mortgage loans and as master servicer for third-party mortgage loans.
   CMSI may delegate or subcontract servicing or master servicing duties to affiliated or non-affiliated qualified corporations. CMSI will delegate its servicing duties for affiliated mortgage loans to Citicorp Mortgage, Inc., a CMSI affiliate. Citicorp Mortgage may further delegate its servicing duties.

   CMSI will delegate its master servicing duties for third-party mortgage loans to an unaffiliated master servicer named in the supplement. The master servicer will delegate the primary servicing duties on the third-party mortgage loans to the third-party originators.
   CMSI will in all cases remain ultimately responsible for servicing both the affiliated and the third party mortgage loans. References to the servicer and the master servicer in this prospectus and the supplement will refer to CMSI, acting by itself or through delegated or subcontracted subservicers or master servicers. References to actions taken by CMSI after the issuance of the Certificates will refer to CMSI acting in its capacity as servicer and/or master servicer, usually through other persons to whom it has delegated servicing and/or master servicing duties.

Resignation and removal
CMSI may only resign as servicer/master servicer if
o  it receives a legal opinion that remaining as servicer would be illegal or
o the Trustee and 2/3 of the registered holders of Certificates (by principal balance) consent to the resignation.
A resignation will become effective when the Trustee or a successor servicer assumes CMSI's servicing obligations. The Trustee may remove CMSI as servicer/ master servicer only if CMSI does not, within 60 days after notice from the Trustee, remedy a failure to perform its servicing duties.
   The remainder of this "Servicing" section will describe servicing procedures for affiliated mortgage loans.

Collection procedures for affiliated mortgage loans
CMSI will make reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CMSI may
o  waive any prepayment charge and
o arrange with a homeowner a schedule for eliminating delinquencies within 180 days, provided that the scheduling will not affect any primary mortgage insurance coverage. Credit support payments will continue to be governed by the original payment schedule on the mortgage loan, not the new schedule for eliminating deficiencies.

Enforcement of due-on-sale clauses
If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMSI will usually accelerate the maturity of the mortgage loan. If CMSI reasonably believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CMSI will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement (except for mortgage loans originated by Citi FSB). The mortgage rate on the mortgage loan will not be decreased under the agreement. The interest rate may be increased, however, under the terms of the mortgage loan. CMSI will retain as additional servicing compensation any fees it receives for entering into the assumption agreement.

Real estate taxes and assessments
CMSI will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing ACCOUNT. CMSI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CMSI for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

Primary mortgage insurance
CMSI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.
   CMSI will exercise its best reasonable efforts to maintain primary mortgage insurance for as long as required. CMSI will pay premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments, and will be reimbursed by the Trust for such payments.
   CMSI may replace primary mortgage insurance by substantially equivalent insurance if

o each rating agency that initially rated the Series advises CMSI that the replacement will not adversely affect the current rating of the Series, or
o the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the Series.

Realizing on defaulted mortgage loans
Regardless of whether recovery under primary mortgage insurance or other credit support is available, CMSI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CMSI need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CMSI for the expenditure.
   Certificate holders will realize a loss to the extent that
o liquidation proceeds and payments under credit support for a mortgaged property are less than
o the principal balance and accrued interest on the mortgage loan plus CMSI's unreimbursed expenses and advances.
   If a mortgage loan goes into default, a provider of credit support may have to purchase the liquidated loan. To avoid draws under credit support, CMSI may pay the purchase price of the loan on behalf of the credit support provider. The ultimate net recovery on the loan will be used to replenish the credit support up to the amount of the unreimbursed payments under the credit support for the loan, and any excess will be retained by Citicorp, for a guaranty it issued, or by CMSI. Although Certificate holders will have no right to the excess proceeds, the reduction in an issuer's obligations under credit support will have been fully restored.
   Credit support providers do not have to purchase a defaulted mortgage loan or cover delinquencies if the remaining obligations under the credit support are less than the purchase price of the mortgage loan.
   If CMSI does not foreclose on a defaulted mortgage loan, CMSI may accept less than the principal balance and accrued interest of the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If cmsi does foreclose on a defaulted mortgage loan, CMSI may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CMSI does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

Fees
The Trust will pay CMSI a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. In addition, CMSI will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation. In CMSI's experience, this additional servicing compensation has been negligible.
   CMSI will pay
o  the subservicer's fees,
o  the Trustee's and independent accountants fees and expenses,
o  expenses for distributing reports to Certificate holders, and
o  fees and expenses for realizing on defaulted mortgage loans.
   CMSI will be reimbursed for certain expenses in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, appraisal costs, etc) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to Certificate holders. CMSI may retain this reimbursement even if the remaining funds are inadequate to distribute to Certificate holders the full principal balance and accrued interest on the mortgage loan.

CMSI's liability
CMSI, as servicer and/or master servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

Default by CMSI

Events of default
The following are events of default:
o CMSI, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.
o CMSI fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 days after either the Trustee notifies CMSI, or the registered holders of 2/3 of the principal balance of the Certificates notify CMSI and the Trustee, of the failure.
o Certain events indicate CMSI's insolvency, reorganization or inability to pay its obligations.

Actions on event of default
As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the Certificates may have the Trustee take over CMSI's responsibilities, duties and liabilities under similar compensation arrangements. CMSI will be paid for its prior services notwithstanding the termination of its activities as servicer and/or master servicer. Termination of CMSI as servicer and/or master servicer will not affect the obligations of any credit support provider.
   If the Trustee is unwilling or unable to act as servicer or master servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer or master servicer for a servicing compensation no greater than CMSI's servicing compensation.


The Trustee

The Trustee is named in the supplement. The Trustee may appoint agents (including CMSI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations.
   To meet legal requirements of certain local jurisdictions, CMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.
   The Trustee may have normal banking relationships with CMSI or any originator, or any of their affiliates.
The Trustee may resign at any time. The Trustee may be removed by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CMSI if
o the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,
o  the Trustee is insolvent,
o the Trustee breaches a duty that materially and adversely affects the Certificate holders, or
o through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.
If the Trustee resigns or is removed, the resignation or removal will not be effective until CMSI appoints a successor Trustee.

The Trustee's duties; limitation of liability
If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.
   The Trustee is not responsible for CMSI's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related docu-ment, and is not accountable for the use or application by CMSI of funds paid to it on the mortgage loans.
   The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a remic, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.


The pooling agreement

The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) between CMSI and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, repurchase or substitution of mortgage loans by CMSI, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, and otherwise sets forth the specific rights and obligations of CMSI and the Trustee.
   The Trustee will send a copy of the pooling agreement (without exhibits) to any registered holder or beneficial owner of a Certificate upon written request.
   The pooling agreement also contains the following provisions:

Legal action by CMSI
Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, will have to appear in, prosecute or defend any legal action that is not incidental to CMSI's servicing responsibilities and that it believes may cause it expense or liability. CMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CMSI or Citicorp for, the expenses of the action and any resulting liability out of Trust assets.

Legal action by Certificate holders

A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless
o  the holder gives the Trustee written notice of default and
o the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.
However, the Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

Liability of CMSI and Citicorp; indemnification
Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.
   The Trust will indemnify CMSI and Citicorp, if Citicorp has issued a guaranty, and their directors, officers, employees or agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

Amendments
CMSI, the issuers of credit support and the Trustee may together amend the pooling agreement and any credit support without the registered Certificate holders' consent
o  to cure ambiguities,
o  to resolve inconsistencies,
o to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus or the supplement,
o to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or
o  to establish a "qualified reserve fund" for a REMIC.
   CMSI, the issuers of credit support and the Trustee may also amend the pooling agreement and any credit support without registered Certificate holder consent if CMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders.
   CMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the Certificates affected by the amendment, except that
o if the amendment affects any class of Certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment, and
o the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose registered holders must consent to an amendment without the consent of the registered holders of all Certificates of each affected class.

Compliance reports
Beginning three months after the closing date, a firm of independent public accountants selected by CMSI will provide a compliance report to the Trustee by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans on the servicing of the affiliated or third-party mortgage loans.
   Beginning three months after the closing date, an officer of CMSI will deliver a certificate to the Trustee and to any registered holder of more than 50% of the Certificates by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans stating that CMSI has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.
   Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

List of registered holders
Unless the Trustee is also the certificate registrar, CMSI will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMSI and will give the requesting Certificate holders access to the new list promptly after receipt.

No annual meeting
   There will not be any annual or other meetings of Certificate holders.

Successors
A corporation
o that is a successor to CMSI due to a merger or consolidation, or that otherwise succeeds to the business of CMSI, or
o any entity that is more than 50% owned by Citicorp that assumes CMSI's obligations, will be CMSI's successor under the pooling agreement. The assumption will not, however, release CMSI from any obligation under the pooling agreement.

Termination of Trust
The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.
   CMSI will direct the Trustee to notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates

Book-entry and physical Certificates

Most classes of Certificates offered to the public will be book-entry securities. That is, a single certificate for each of these classes will be registered in the name of The Depository Trust Company, a securities depository
(DTC). DTC will thus be the only registered holder of these Certificates. Other people will hold their Certificates in these classes indirectly through securities intermediaries - banks, brokerage houses and other institutions that maintain securities accounts for their customers. The securities depository will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermediaries holding Certificates for their customers). Thus, each holder of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry Certificate for its own account through a securities intermediary will be the beneficial owner of the Certificate.
   The Certificates of each holder of a book-entry security other than DTC will be evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry Certificate will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the Certificate. The book-entry system for holding Certificates through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded common stock is held in the United States.
   In this prospectus and the supplement, references to "Certificate holders" of book-entry securities will generally mean the beneficial owners of Certificates. However, for book-entry Certificates, references to actions taken by Certificate holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to Certificate holders will mean payments and notices of redemption to DTC as the registered holder of the Certificates for distribution to participants in accordance with DTC's procedures.
   Beneficial owners of book-entry Certificates should realize that, unless otherwise stated in this prospectus or the supplement, the Trust will make all distributions on their Certificates to DTC, and will send all required reports and notices solely to DTC. Similarly, the Trustee will accept notices and directions solely from the registered holders of Certificates, which for book-entry Certificates will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from the Trust to their customers and from their customers to the Trust through the chain of intermediaries. However, beneficial owners of book-entry Certificates may find it somewhat more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving distributions on their Certificates, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.
   Neither the Trustee, CMSI nor any of their affiliates will be responsible for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's
o  distributions to its participants or customers,
o transmission of notices, directions and other communications to or from beneficial owners of Certificates, or
o  record keeping
and will not be liable to beneficial owners of Certificates for any such action or failure to act. Nor will the Trustee, CMSI or any of their affiliates have any obligation to beneficial owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.
   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934.

Physical Certificates
Physical Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require a payment sufficient to cover any tax or other governmental charge incurred.
   Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if
o CMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CMSI is unable to locate a qualified successor,
o CMSI, at its option, elects to terminate the book-entry system, or after CMSI's resignation or dismissal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry Certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.
The Trustee will notify all beneficial owners, through DTC, of the availability of physical Certificates.


ERISA considerations

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"Plan asset" regulations
If an ERISA plan purchases Certificates, the underlying assets of the Trust - for example, mortgage loans - might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee. In such circumstances, some operation of the Trust might be considered prohibited transactions under ERISA.
   ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (eg, a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans, iras, and employee benefit plans not subject to ERISA.

Class exemption
U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans other than cooperative apartment loans. PTE 83-1 might not apply, however, to the purchase and holding of
o senior classes of Certificates in a Trust that holds cooperative apartment loans,
o  senior classes of Certificates of a PO or IO class,
o  subordinated classes of Certificates or
o  residual Certificates.
   Accordingly, CMSI will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee
o executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition or
o delivers (1) an opinion of counsel satisfactory to the Trustee and CMSI that the purchase or holding of the Certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CMSI (or its designee) or the Trustee to any obligation in addition to those undertaken in the pooling agreement and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CMSI may require in connection with the transfer.

Trusts of Certificates
It is not clear whether PTE 83-1 applies to senior class Certificates in a Trust that itself holds interests in a REMIC or similar entity.
   The regulations state that plan assets do not include the mortgages underlying an agency certificate. Accordingly, even if Certificates in a Trust were owned largely or entirely by ERISA plans, the mortgages underlying agency certificates held by the Trust would not be plan assets. Accordingly, if CMSI sponsors a Series where the Trust holds interests in a REMIC or similar entity, and if no other ERISA prohibited transaction exemption appears applicable, CMSI intends to include no such interests in a REMIC except agency certificates or other interests that would meet the general conditions of PTE 83-1 if purchased directly by an ERISA plan. CMSI further intends to structure the offering of the Series and the operations of the Trust and to take other actions that are reasonable and appropriate to reduce the risk of an ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such certificates.

Underwriters' exemptions
Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement will describe any such exemption.

Other prohibitions
An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CMSI (such as Citibank or Salomon Smith Barney Inc.) or of the Trustee either
o  has discretion to invest such assets,
o has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or
o is an employer maintaining or contributing to the ERISA plan. By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CMSI that the assets of the ERISA plan used in the purchase are not come described in the preceding sentence.

Investor's responsibility
Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.
   Employee benefit plans that are not subject to ERISA may be subject to similar federal, state, or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

Legal investment considerations

SMMEA
The senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The supplement states which classes of Certificates are mortgage related securities.
   Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.
   A Certificate will be a SMMEA mortgage related security so long as
o it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and
o it is part of a Series of Certificates in a Trust consisting of mortgage loans originated by the types of originators specified in SMMEA.

State overrides of SMMEA
SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. Some states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

Federal depository institutions
SMMEA also permits
o federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,
o  federal credit unions to invest in mortgage related securities, and
o national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities, subject in each case to regulations of their federal regulators.
   In this connection,
o the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),
o the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, and
o the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

Investor responsibility
Depository institutions considering an investment in the Certificates should also review the "Supervisory policy statement on investment securities and end-user derivatives activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.
   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates (in particular, Certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be re-stricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).
   The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.
   Except for the status of some Certificates as "mortgage related securities," no representation is made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.
   Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.


Taxation of Certificate holders

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

Taxation of Certificates - general
Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

Accrual method
Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

Original issue discount
All accrual Certificates will be issued with original issue discount (or OID), and others classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.
   Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.
   The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the

Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.
   CMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "- Reporting requirements" below.

Calculation of OID
   A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)
   Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CMSI will treat the monthly period ending on the day before each distribution day as the accrual period.
   Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series.
   Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."
   The issue price of a Certificates is generally the first price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CMSI as the fair market value of the Certificate on the issue date.
   The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.
   The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CMSI intends to treat interest on Certificates as qualified stated interest.
   Distributions on the following types of Certificates will not be qualified stated interest:
o  Certificates in an accrual class,
o Certificates for which interest distributions may be deferred and added to the principal balance, or
o Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class)
Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.
   Any deferred interest (as defined in the supplement for a Series) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemp-tion price at maturity of the Certificates in computing OID.
   Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of
o the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over
o the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.
   Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the attached supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.
   The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.
   Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

De minimis OID.
OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (ie, rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.
   Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "- Election to treat interest under the constant yield method" below.

OID on retail class Certificates
For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate
o the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and
o the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

   CMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

Acquisition premium
A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "- Election to treat interest under the constant yield method" below.

OID on variable rate Certificates
Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if
o the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at
o least annually at current values of (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."
   A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.
   An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.
   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)
   OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.
   Although unclear under the OID rules, CMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.
   Under the REMIC regulations, a Certificate bearing
o a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

o one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. For OID reporting purposes, CMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.
   A class of Certificates may not have a variable rate under the preceding rules - for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

Market discount
A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.
   The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.
   The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.
   The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.
   As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "- Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.
   By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "- Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "- De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium
A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

Losses
Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.
   Under section 166, it appears that
o a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and
o other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.
   Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.
   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

Election to treat interest under the constant yield method
A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

   A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

Sale or exchange of Certificates
If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.
   Except as described in "- Market discount," above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.
   Gain on the sale or exchange of a Certificate will be treated as ordinary income
o if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,
o for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
o to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate. In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

Special types of holders
CMSI anticipates that Certificates held by
o a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C),
o a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B),
in their entirety. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "Reporting requirements."
   If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.
   Certificates held by

o  a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and
o  certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

Foreign investors
A non-U.S. person is a person that is not
o  a citizen or resident of the United States,
o a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,
o an estate subject to United States federal income tax regardless of the source of its income, or
o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.
   Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person
o is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and
o provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S.
person.
   If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates.
   The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, for Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

Backup withholding
Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 31% of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

Reporting requirements
Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.

Taxation of the Trust

REMIC qualification
CMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools. The supplement states whether CMSI will make more than one REMIC election for the Trust's assets.
   Rona Daniels, vice president and tax counsel of Citibank, has advised CMSI that in her opinion
o the Trust will qualify as one or more REMICs under current law if CMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules,
o  and the Certificates qualify as regular interests in a REMIC.
   For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.
   If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

Taxes that may be imposed on the REMIC
Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include
o the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,
o the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,
o  the receipt of compensation for services, or
o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.
   It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.
   Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC
o  during the three months following the closing date,
o  made to a qualified reserve fund by a residual interest holder,
o in the nature of a guaranty, and made to facilitate a qualified liquidation or clean-up call.
   Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the remic will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.


Legal aspects of mortgage loans

Mortgages and deeds of trust
The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.
   There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus and the supplement, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the land trustee to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.
   Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.
   The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

Foreclosure
Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.
   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that
o  the homeowner's default was neither willful nor in bad faith and
o the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender. Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.
   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.
   In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.
   CMSI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances - for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property that would cause CMSI to elect not to foreclose on a defaulted mortgage loan.
   Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."
   The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

   In Connecticut a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 20 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.
   Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.
   In California, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although, the redeemer will be required to pay reasonable rental value upon redemption.
   A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)
   In California, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability


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(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

insurance in connection with one of its loans and the borrower suffers a disability.(2)
   In Illinois, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

Cooperatives
All cooperative apartments relating to cooperative apartment loans are located in New York, New Jersey, Illinois, Maryland and the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.
   If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative must meet the mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.
   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements (cooperative apartment leases) that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.
   The interest of the occupant under a proprietary leases or occupancy agreement is generally subordinate to the interest of the holder of the blanket mortgage; that is, if the cooperative defaults under the blanket mortgage, the lender holding the blanket mortgage could foreclose and terminate the cooperative apartment lease.
   A blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. If the cooperative can not refinance this mortgage or make the final payment, the lender could foreclose.
   A foreclosure by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing a cooperative apartment loan.
   A cooperative apartment loan is evidenced by a promissory note and secured by a security interest in the cooperative apartment lease and the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the cooperative apartment and, if allowed under state law, a financing statement covering the cooperative apartment lease and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon the tenant-stockholder's default, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the cooperative apartment lease and the pledge of cooperative shares.
   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer, and may be cancelled by the cooperative if the tenant-


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(2) Citibank Service Corporation, a subsidiary of Citi FSB doing business as Citibank Insurance Agency, sells such insurance in connection with mortgage loans originated by Citi FSB.

stockholder fails to pay rent or other charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The cooperative can usually terminate the cooperative apartment lease if the tenant-stockholder fails to make payments or defaults in the performance of obligations under the lease.
   Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the cooperative apartment lease. A default by the tenant-stockholder under the lease will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
   The recognition agreement generally provides that if the tenant-stockholder defaults under the cooperative apartment lease, the cooperative will take no action to terminate the lease until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the cooperative apartment lease is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the cooperative apartment lease. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the principal balance of the cooperative apartment loan and accrued interest.
   Recognition agreements also provide that if the cooperative loan is foreclosed, the lender must obtain the cooperative's consent before transferring the cooperative shares or assigning the cooperative apartment lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.
   In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the UCC) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-deficiency laws and other limitations on lenders" below.

Rights of redemption
In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

Anti-deficiency laws and other limitations on lenders
In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.
   Although CMSI may elect to pursue deficiency judgments on a mortgage loan, CMSI does not have to do so, even if permitted by applicable law.
   New York. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.
   Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender. Section 254-b also applies to a note evidencing a cooperative loan.
   In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.
   New Jersey. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.
   In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.
   Connecticut. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.
   California. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.
   Texas. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.
   Illinois. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.
   Florida. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.
   All mortgage loans. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (ie, bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).
   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.
   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.
   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.
   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.
   State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
   If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.
   In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
   A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.
   Bankruptcy reform legislation passed by the Senate in September 1998 would have amended the Bankruptcy Code to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, the provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the mortgage loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be introduced in the current session. If the proposed amendment to the Bankruptcy Code were to become law, a violation of the Truth in Lending Act in the origination of a mortgage loan could result in a total loss on the loan in a bankruptcy proceeding. Such a violation would, however, breach a representation and warranty of CMSI, which would require CMSI to repurchase the mortgage loan.
   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.
   The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Due-on-sale clauses
For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.
   The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated
o  before October 15, 1982,
o  for mortgaged properties in Minnesota, Michigan, New Mexico and Utah,
o by a lender that was not a federal savings and loan associations or a federal savings bank.
   However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can notexercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.

Other limitations on foreclosure
   Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have
o required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,
o required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and
o limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.
   Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of usury laws
Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.
   CMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

Environmental considerations
Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate
o  emissions of air pollutants,
o  discharges of wastewater or storm water,
o generation, transport, storage or disposal of hazardous waste or hazardous substances,
o  operation, closure and removal of underground storage tanks,
o  removal and disposal of asbestos-containing materials
o management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").
Failure to comply with these laws can result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.
   Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.
   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
   Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.
   The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.
   Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.
   On September 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.
   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.
   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CMSI nor any originator has made such evaluations prior to the origination of the mortgage loans, and CMSI does not require that originators who sell mortgage loans to it make such evaluations. CMSI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.


Use of proceeds

CMSI intends to use net proceeds from the sale of the Certificates to originate or purchase new residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties.
   Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CMSI acquires, prevailing interest rates, availability of funds and general market conditions.


Plan of Distribution

CMSI may offer and sell the Certificates either through agents or through underwriters. CMSI normally sells Certificates through underwriters. An underwriter or agent that offers the Certificates may be an affiliate of CMSI, and offers and sales of Certificates may include secondary market transactions by CMSI affiliates. Affiliates may act as principal or agent in these transactions. Sales will be at prices related to prevailing market prices at the time of sale.
   The supplement sets forth the terms of the offering, including the names of any underwriters or agents, the managing underwriters of any underwriting syndicate, the net proceeds to CMSI from the sale, and any securities exchange on which the Certificates will be listed. CMSI does not normally list Certificates on any securities exchange. Dealer trading may take place in the Certificates, including Certificates not listed on a securities exchange.
   If an underwriter is used in the sale of the Certificates, each underwriter will acquire Certificates for its own account, and its Certificates may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The underwriters will be obligated to buy all Certificates if any are bought.
   CMSI and Citicorp may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, in connection with their participation in the distribution of Certificates.
   CMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should con-sult their legal advisers as to the consequences of being deemed an "underwriter."
   Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for Citicorp or its affiliates in the ordinary course of business.


Additional information

SEC filings
The following documents are incorporated by reference into this prospectus and supplement:
o All documents subsequently filed by CMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of theCertificates.
o If Citicorp issues a guaranty as part of the credit enhancement for the Series offered by this prospectus and the attached supplement, Citicorp's most recent Annual Report on Form 10-K and any subsequent reports on Form 8-K or Form 10-Q filed with the SEC by Citicorp, and all reports filed by Citicorp pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act before the termination of the offering of the Certificates.
   CMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus and the attached supplement is delivered, a copy of any document incorporated by reference in this prospectus and supplement (without exhibits, except for exhibits incorporated by reference in the document).
Written or telephone requests for documents should be made
o for documents filed by CMSI, to Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043, telephone (212) 559-6727, and
o for documents filed by Citicorp, to Citicorp, 399 Park Avenue, New York, NY 10043, Attention: Investor Relations Department, telephone (212) 559-2718.
   You may read and copy any materials CMSI or Citicorp file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the sec at 1-800-SEC-0330.
   The SEC also maintains an Internet site at http://www.sec.gov that contains, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CMSI and Citicorp.
   Our delivery of this prospectus and supplement or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

Mortgage loan information
You may subscribe for detailed mortgage loan information in machine readable format updated monthly for each outstanding Series of Certificates. This information reflects payments made on the individual mortgage loans, including full and partial prepayments and liquidation proceeds, and identifies various characteristics of the mortgage loans. Contact Citicorp Mortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone (314) 256-6406, for subscription information.


Experts

The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated by reference in reliance upon the report in such Form 10-K of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

Index of defined terms


accrual classes, 6
affiliated mortgage loans, 6
affiliated originators, 14
agency certificates, 7
ARMs, 14
available for distribution, 10

balloon mortgage loan, 17
Bankruptcy Code, 49
beneficial owner, 30
book-entry securities, 30

CERCLA, 52
Certificates, 6
Citi FSB, 14
classes, 6
clean-up call, 13
CMSI, 6
Conference Committee Report, 34
cooperative apartment leases, 46
cooperative apartment loans, 16
cut-off date, 8

debt burden, 23
determination day, 9
distribution day, 9
DTC, 30
due-on-sale clause, 12

ERISA, 8, 31
ERISA plans, 31
events of default, 26

FDIC, 21
Freddie Mac, 7
fully amortizing mortgage loan, 17

Garn-St Germain Act, 51
Ginnie Mae, 7
graduated-payment mortgage loan, 17

homeowner, 8

interest-only, 6
IO, 6
IRA, 31
IRS, 34

loan-to-value ratio, 17
losses, 13

master servicer, 24
mortgage loans, 6
mortgaged properties, 6
mortgagee, 43
mortgagor, 43

non-U.S. person, 41

OID, 34
OID rules, 34
order of seniority, 13
order of subordination, 13
original issue discount, 34
outstanding, 13

PO, 6
pool insurance, 20
pooling agreement, 28
prepayment charge, 11
prepayment interest shortfall, 12
principal balance, 8
principal-only, 6
PTE 83-1, 31

RCRA, 53
registered holder, 30
regular classes, 9
REMIC, 6
residual class, 9
retail class Certificate, 36

scheduled payment, 8
SEC, 55
secured creditor exemption, 53
securities intermediaries, 30
securitized, 15
senior classes, 6, 13
Series, 6
servicer, 24
SMMEA, 33
special hazard insurance, 20
subordinated classes, 6, 13
superliens, 52

third-party mortgage loans, 6
Title V, 52
Trust, 6
Trustee, 6

UCC, 47
UST, 53

variable rate Certificates, 37
voluntary advance, 10

APPENDIX
ARMS, BUYDOWN LOANS AND AGENCY CERTIFICATES


ARMs

Adjustable rate mortgage loans (ARMs) bear interest at a rate that is adjusted at regular intervals to equal a fixed number of basis points over a variable index interest rate. (A basis point is 0.01%.) The adjusted rate is generally rounded to the nearest eighth of a percent. There are often limits on the size of any one upward or downward adjustment or on the total upward or downward adjustment during a specified period (such as a year), and there is usually a limit on the maximum interest rate (and, less commonly, on the minimum interest rate) that can ever be charged on the mortgage loan.
   When the interest rate on an ARM is adjusted, some ARMs may adjust the scheduled monthly payment of principal and interest in order to amortize fully the mortgage loan by its stated maturity; other ARMs may keep the scheduled mortgage payment constant but extend or shorten the maturity to take account of the increase or decrease in the principal portion of the payment.
   The initial scheduled monthly payment by the homeowner is the amount that will fully amortize the initial principal balance of the ARM in equal installments over its remaining term and pay interest at the initial interest rate. On the first day of the month following the month in which an interest rate adjusts, the homeowner must begin making scheduled monthly payments that will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted interest rate (except for ARMs that defer a portion of interest, as described in the preceding paragraph).
   The homeowner under an ARM may have been qualified at an interest rate that is lower than the current interest rate at origination. Accordingly, the repayment of the ARM will depend on the homeowner's ability to make larger monthly payments after the initial interest rate adjustment date.
   ARMs included in the Trust will generally not be convertible at the homeowner's option into fixed-rate fully amortizing loans.

Negative amortization
If an ARM limits the amount by which monthly payments may be increased, or if changes to the interest rate of the ARM are made more frequently than changes in the scheduled payments, an increase in the interest rate may not be fully covered by the adjusted scheduled monthly payment. In that case, the uncollected portion of interest will be deferred and added to the principal balance of the ARM. Interest will accrue on the additional principal at the then applicable interest rate from the date of the addition
   Such a deferral is referred to as negative amortization. Negative amortization tends to lengthen the weighted average life of a mortgage loan and may cause payments near the maturity of the mortgage loan to be larger than the previously scheduled monthly payments unless the mortgage loan permits its maturity to be extended.

Yield considerations
When the scheduled monthly payment on an ARM is adjusted, the first distribution to certificate holders that reflects the adjustment will be made on the distribution day in the month following the month in which the interest rate on the ARM is adjusted. Furthermore, adjustments in the interest rates are based on the relevant index most recently available 45 days before the date of the interest rate adjustment. Moreover, there may be a delay between the time the index is set and its public availability. Accordingly, the yield to Certificate holders will be adjusted on a delayed basis relative to movements in the index. Adjustments to the interest rate on an ARM may also be limited by a maximum periodic adjustment or a maximum or minimum interest rate. The following table illustrates the timing of the adjustments and receipt by Certificate holders of related distributions for a hypothetical ARM pool containing ARMs having a July 1 adjustment date. All dates are assumed to be business days.

May 1            Index published

May 15           Index fixed, based on May 1
                 publication.

July 1           Interest rates adjusted based on May
                 15 index.

August 1 Homeowners make first adjusted monthly payments at adjusted interest rates.

August 18        Determination day.

August 25        First payment to Certificate holders that reflects adjusted scheduled monthly payments on underlying ARMs.

On the cut-off date for a Trust containing ARMs, some ARMs may be newly originated while others may have had one or more adjustments. ARMs that have not had their first interest rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the index and the number of basis points over the index used to compute the interest rate for the mortgage loan.

State law restrictions
Adjustable interest rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially by Title VIII of the Garn-St Germain Act (Title VIII). Title VIII provides that, notwithstanding any state law to the contrary,
o state-chartered banks may originate "alternative mortgage instruments" (including adjustable rate mortgage loans) in accordance with regulations of the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,
o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations of the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, and

o state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations of the Federal Home Loan Bank Board (now the Office of Thrift Supervision) for origination of alternative mortgage instruments by federal savings and loan associations.
   Title VIII allowed states to reject Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting its applicability. Some states have taken that action.
   CMSI has been advised by its counsel that, in their opinion, a court would hold that adjustable interest rate mortgage loans originated by state-chartered lenders before enactment of a state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.
   Any ARMs in the Trust
o originated by a state-chartered lender after enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law, and
o originated by federally chartered lenders, or by state-chartered lenders before enactment of a state law or constitutional provision rejecting the applicability of Title VIII, were originated in compliance with all applicable federal regulations.


Buydown loans

Some mortgage loans in the Trust may be subject to temporary buydown plans (buydown mortgage loans). In a buydown mortgage loan, monthly payments by the homeowner during the early years of the loan (the buydown period) are less than the scheduled monthly payments, the difference being made up from buydown funds contributed by the homeowner, the homeowner's employer, the seller or builder of the mortgaged property or another source. The buydown funds may be contributed at the origination of the buydown mortgage loan or in some cases when buydown funds are contributed by an employer, on an annual basis.
   Buydown funds contributed on an annual basis by the homeowner's employer will generally have a buydown period of three years but may have a buydown period of up to five years. The employer may or may not be required to guarantee the payment of buydown funds even if the homeowner is no longer employed by the employer.
   Buydown funds contributed at origination are placed on the closing date in a depository account maintained by CMSI or the originator (or for third party mortgage loans, the subservicer), and amounts are withdrawn monthly from the account promptly following receipt of the homeowner's monthly payment and deposited with the Trust.
Buydown funds for different Series may be held in the same deposit account.
   Each   affiliated originator originates buydown mortgage loans. Each buydown mortgage loan will
o provide for payments by the homeowner during the buydown period based on a hypothetical reduced interest rate (the buydown mortgage rate) that will not be more than 5% below the mortgage rate at origination,
o have an annual increase in the buydown mortgage rate during the buydown period that will not exceed 1%.
o have a buydown period not exceeding three years for mortgage loans originated by Citibank or originated by the Florida branches of Citi FSB, five years for mortgage loans originated or acquired by CMI, and six years for other mortgage loans originated or acquired by Citi FSB.
   For mortgage loans originated before October 1, 1991, the maximum buydown funds that the seller or builder of the related mortgaged property can contribute is 9% of the value at origination of the mortgaged property; for mortgage loans originated on or after October 1, 1991, the maximum buydown funds that the seller or builder of the related mortgaged property can contribute is 6% of the value at origination of the mortgaged property. These limits do not apply to contributions from the homeowner, the homeowner's immediate relatives or the homeowner's employer.
   The homeowner under a buydown mortgage loan will have been qualified at an interest rate that is not more than 5% per annum below the current mortgage rate at origination. Accordingly, repayment of a buydown mortgage loan depends on the homeowner's ability to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, while the funds are being depleted during the buydown period.


Agency certificates

Ginnie Mae
The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee the timely payment of principal and interest on certificates (Ginnie Mae certificates) that are backed by, and represent an interest in, pools of mortgage loans insured by the Federal Housing Administration (FHA loans) or partially guaranteed by the Veterans Administration (VA loans) or by pools of other eligible mortgage loans.
   The full faith and credit of the United States is pledged to the payment of all amounts that Ginnie Mae guarantees on Ginnie Mae certificates. Ginnie Mae can borrow from the United States Treasury in any amount required to enable Ginnie Mae to perform its obligations under its guaranties.

Ginnie Mae certificates
All of the Ginnie Mae certificates are "fully modified pass-through" certificates. They are issued and serv-iced by issuers approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA Loans or VA Loans. The mortgage loans underlying Ginnie Mae certificates may be

o FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties,
o  VA loans, and
o other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates, which may be level payment mortgage loans (including buydown mortgage loans) or graduated payment mortgage loans each secured by a first lien on a one- to four-family residential property.
   All payments on Ginnie Mae certificates are made by or on behalf of the issuer of the Ginnie Mae certificate to the registered holder of the certificate. Except for Ginnie Mae certificates backed by graduated payment mortgage loans, each Ginnie Mae certificate provides for monthly payments of the registered holder's proportionate share of
o the aggregate monthly scheduled principal and interest payments on the underlying mortgage loans (less servicing and guaranty fees),
o  any principal prepayments on the mortgage loans and,
o any net proceeds of foreclosure or other disposition of mortgage loans. Ginnie Mae certificates may be issued under either the Ginnie Mae I program
(Ginnie Mae I certificates) or the Ginnie Mae II program (Ginnie Mae II certificates). A principal difference between the two programs is that under the Ginnie Mae I program payments are made directly by the issuer of the Ginnie Mae I Certificate to the registered holder, while under the Ginnie Mae II program payments are made to the registered holder through Chemical Bank as paying agent. A further difference between the two programs is that under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I Certificates, while under the Ginnie Mae II program multiple issuer pools may be formed by aggregating loan packages of several Ginnie Mae issuers. However, single issuer pools may be formed under the Ginnie Mae II program as well.
   [If specified in the related prospectus supplement, Ginnie Mae certificates in the Trust may be held on deposit at the Participants Trust Company (PTC), a limited trust company organized under the banking laws of the State of New York. PTC operates a private sector, industry owned depository and settlement facility for book-entry transfer of interests in Ginnie Mae certificates. Distribution of principal of and interest on such Ginnie Mae certificate held through PTC will be credited by PTC to the PTC participant to whose account the Ginnie Mae certificate is credited.]
   All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is 50 basis points less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae I Certificate.
   Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to 100 basis points. The annual interest rate on each Ginnie Mae II Certificate will be between 50 basis points and 150 basis points per annum less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae II Certificate.
   All of the Ginnie Mae certificates included in the Trust have original maturities of not more than 30 years (but may have original maturities of substantially less than 30 years). In general, Ginnie Mae requires that at least 90% of the original principal amount of the mortgage pool underlying a Ginnie Mae certificate must be mortgage loans with maturities of 20 years or more. However, in some circumstances Ginnie Mae certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years.
   Each mortgage loan underlying a Ginnie Mae certificate, at the time Ginnie Mae issues its guarantee commitment, must be originated no more than 12 months prior to the commitment date.
   The Ginnie Mae certificates are not a liability of, or evidence any recourse against, the issuer of the

Ginnie Mae certificates or any of its affiliates. The only recourse of a registered holder of Ginnie Mae certificates, such as the Trustee, is to enforce Ginnie Mae's guaranty.
   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae certificate, which is the issuer of the Ginnie Mae certificates. The agreement requires the issuer to advance its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by the issuer on the mortgage loans backing the Ginnie Mae certificate are less than the amounts due on the Ginnie Mae certificate. If the issuer is unable to make payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon the notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The Trustee or its nominee, as registered holder of the Ginnie Mae certificates in the Trust can proceed directly against Ginnie Mae for any amounts that are not paid when due under a Ginnie Mae certificate.

Freddie Mac
The Federal Home Loan Mortgage Corporation (Freddie Mac) is a corporate instrumentality of the United States. Freddie Mac's common stock is owned by the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein that it deems to be of a quality, type and class that generally meet the purchase standards imposed by private institutional mortgage investors.

Freddie Mac certificates
Each Freddie Mac certificate represents an undivided interest in a group of mortgage loans. The mortgage loans underlying any Freddie Mac certificates in the Trust are fixed rate mortgage loans with original terms to maturity of between 10 and 30 years. The mortgage loans may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations underlying other Freddie Mac certificates.
   For some Freddie Mac certificates (Original PCs), the period between the first day of the month in which the certificate is issued and the initial payment date for the certificate is approximately 75 days. For other Freddie Mac certificates (Gold PCs), the period between the first day of the month in which the certificate is issued and the initial payment date for the certificate is approximately 45 days. Also, the record date for payments of principal and interest on a Gold PC is the last day of the month immediately preceding the month in which the related payment date occurs, whereas the record date for payments of principal and interest on an Original PC is the last day of the second month preceding the month in which the payment date occurs.
   Freddie Mac guarantees timely payment of interest at the rate provided for each Freddie Mac certificate. Freddie Mac also guarantees the ultimate collection by the registered holder of a Freddie Mac certificate of its pro rata share of all principal on the underlying mortgage loans, without any offset or deduction. However, only Gold PCs guarantee the timely payment of scheduled principal. Pursuant to its guaranties, Freddie Mac indemnifies certificate holders against any diminution in principal for property repairs, maintenance and foreclosure.
   Freddie Mac may pay any amount due on its guaranty of collection of principal at any time after de-fault on an underlying mortgage loan, but not later than 30 days following the later of
o  foreclosure sale,
o  payment of the claim by a mortgage insurer, or
o  expiration of any right of redemption,
but in no event later than one year after demand has been made upon the homeowner for accelerated payment of principal. In collecting principal after default on a mortgage loan, including timing a demand for acceleration, Freddie Mac may exercise its servicing judgment in the same manner as for mortgages that it has purchased but not sold.
   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. Accordingly, Freddie Mac's guaranty is not backed by the full faith and credit of the United States.
   Registered holders of Freddie Mac certificates receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial payments of principal, and principal received by Freddie Mac by virtue of condemnation, insurance or foreclosure, and repurchases of the mortgages by Freddie Mac or the sellers of the mortgages. Freddie Mac is required to remit to each registered Freddie Mac certificate holder its pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac certificate rate and any other sums (such as prepayment fees), within 60 days of the date the payments are deemed received by Freddie Mac.
   Under Freddie Mac's Cash Program, before June 1987 there was no limit on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate could exceed the interest rate on the Freddie Mac certificate. Under the Cash Program, Freddie Mac purchases groups of whole mortgage loans from sellers at percentages up to 100% of their unpaid principal amount, adjusted for accrued or prepaid interest, that results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period determined by Freddie Mac. The range of interest rates on the mortgage loans underlying a Freddie Mac certificate under the Cash Program formed before June 1987 will vary since mortgage loans are purchased and assigned to a Freddie Mac certificate based upon their yield to Freddie Mac rather than on the interest rate on the mortgage loans.
   Since June 1987, the range of interest rates on the mortgage loans and participations underlying a Freddie Mac certificate comprised of 15-and 30-year fixed rate single family mortgage loans bought by Freddie Mac under the Cash Program is limited to 1%. Moreover, the lowest coupon on any mortgage loan underlying a Freddie Mac certificate can not be less than the annual pass-through rate on the certificate, and the highest mortgage interest rate can not be more than 2% above the pass-through rate.
   Under Freddie Mac's Guarantor Program, the annual pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed between the seller and Freddie Mac. Before December 1987, the range between the lowest and highest annual interest rates on the mortgage loans underlying a Freddie Mac certificate formed under the Guarantor Program could not exceed 2%. Beginning in December 1987, the range was limited to 1%.
   Freddie Mac certificates duly presented for registration of transfer on or before the last business day of a month are registered effective as of the first day of that month. The first remittance check to a registered holder of a Freddie Mac certificate is mailed to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter checks will be mailed monthly to the registered holder to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of interest and principal each month to the registered holders in accordance with the holders' instructions.

Fannie Mae
Fannie Mae was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market. It was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.
   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. By operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

Fannie Mae certificates
A Fannie Mae certificate represents a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased under Fannie Mae's purchase program.
   Mortgage loans underlying Fannie Mae certificates in the Trust consist of conventional mortgage loans, FHA Loans or VA Loans. The original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 and 15 years or 20 and 30 years. The original maturities of substantially all of the level payment FHA Loans or VA Loans are expected to be 30 years.
   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as 2% from each other. The rate of interest payable on a Fannie Mae certificate is the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loan underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual interest rate for the Fannie Mae certificates. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate interest rate.
   Fannie Mae guarantees scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by a Fannie Mae certificate, whether or not received, and the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of the portion of the principal amount actually recovered. Fannie Mae's obligations under its guaranties are obligations solely of Fannie Mae and are not backed by the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other way. If Fannie Mae is unable to satisfy its obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions on Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.
   Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only and will not be convertible to definitive form. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered on the books of the Federal Reserve Bank (or registered in the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. For Fannie Mae certificates issued in book-entry form, distributions will be made by wire, and for fully registered Fannie Mae certificates, distributions will be made by check.

                                TABLE OF CONTENTS
                              Prospectus Supplement


                                                        Page
Summary.................................................
Series Risk Factors.....................................
Ratio Stripping.........................................
Subordination...........................................
Distributions of Interest...............................
Distributions of Principal..............................
Losses..................................................
Sensitivity of Certificates to Prepayment ..............
Voting Rights...........................................
Additional ERISA Considerations.........................
Legal Investment........................................
Federal Income Tax Consequences.........................
Plan of Distribution....................................
Legal Matters  .........................................
Incorporation of Documents by Reference.................


                    Prospectus

Summary.................................................
General Risk Factors....................................
Distributions on the Certificates.......................
Delinquency, Foreclosure and Loss Experience............
The Mortgage Loans......................................
Defective Mortgage Loans................................
Insurance and other Credit Support......................
Mortgage Documents......................................
CMSI and its Affiliates.................................
Mortgage Loan Underwriting Policies.....................
Servicing...............................................
Default by CMSI.........................................
The Trustee.............................................
The Pooling Agreement...................................
Book-Entry and Physical Certificates....................
ERISA Considerations....................................
Legal Investment Considerations.........................
Taxation of Certificateholders..........................
Taxation of the Trust...................................
Legal Aspects of Mortgage Loans.........................
Use of Proceeds.........................................
Plan of Distribution....................................
Incorporation by Reference; Additional
Experts Information.....................................
Appendix: ARMs, Buydown Loans and Agency Certificates...
Index of Defined Terms..................................


                                      $[ ]
                                  (Approximate)

                                Citicorp Mortgage
                                Securities, Inc.
                             (Packager and Servicer)

                         REMIC Pass-Through Certificates

                                   Series [ ]


                                       [ ]


                                    Dated [ ]

                                                                [Alternate Page]


                                     EXPERTS

         Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated in this Prospectus by reference in reliance upon the report set forth therein of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of MBIA Insurance Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                [Alternate Page]



                                     EXPERTS

         Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated in this Prospectus by reference in reliance upon the report set forth therein of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of Financial Security Assurance
Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the Certificates other than underwriting discounts and commissions.


SEC filing fee..................................................   $2,780,000
Printing and engraving expenses.................................   1,000,000*
Accounting fees and expenses....................................   1,500,000*
Legal fees and expenses.........................................     850,000*
Trustee fees and expenses.......................................     850,000*
Rating agency fees..............................................   2,500,000*
Miscellaneous...................................................     520,000*

      Total.....................................................  $10,000,000

----
* Estimated.


Item 15.  Indemnification of Directors and Officers.

a. Citicorp Indemnification. Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses of the indemnified party may be paid by the corporation in advance of a final disposition; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Certificate of Incorporation of Citicorp provides, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, Citicorp
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he or she is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp, or is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

b. Issuer Indemnification. The Issuer's Certificate of Incorporation provides that the Issuer shall (or, in the case of an employee or agent of the Issuer, or a person who was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Issuer's Certificate of Incorporation also provides that the termination of any such action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Issuer's Certificate of Incorporation further provides that the Issuer shall (or, in the case of an employee or agent of the Issuer, or a person who was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         The Issuer's Certificate of Incorporation provides that any indemnification thereunder (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Issuer) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         The Issuer's Certificate of Incorporation provides that expenses of the indemnified party may be paid by the Issuer in advance of a final disposition and that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. The Issuer's Certificate of Incorporation empowers the Issuer to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Issuer, or of any corporation a majority of the voting stock of which is owned by the Issuer, or is serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Issuer would have the power or would be required to indemnify him against such liability under the provisions of the Issuer's Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

         The Issuer's Certificate of Incorporation provides that a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitations thereof is not permitted under the Delaware General Corporation Law as the same existed at the time of the Issuer's incorporation or may thereafter be amended; and that any repeal or modification of the foregoing provision by the stockholders of the Issuer shall not adversely affect any right or protection of a director of the Issuer existing at the time of such repeal or modification.

c. Insurance. Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of Citicorp and the Issuer.

Item 16.  Exhibits.

   1.1  - Form of Underwriting Agreement.*

   4.1 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in fixed-rate mortgage loans backed by Guaranty, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Guaranty (incorporated by reference to Exhibit 4.1 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.2 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in fixed-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.2 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.3 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement and Guaranty (incorporated by reference to Exhibit 4.3 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.4 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.4 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.5 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in adjustable-rate convertible mortgage loans backed by Guaranty, between Citicorp Mortgage Securities Inc., as packager and servicer, and the Trustee, including forms of CitiCertificates, Limited Guaranty, Custodial Agreement, Subservicing Agreement and Power of Attorney (incorporated by reference to Exhibit 4.13 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.6 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates having three Senior/Subordinated classes representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Deposit Agreement, Mortgage Note Custodial Agreement, Guaranty and Mortgage Document Custodial Agreement (incorporated by reference to Exhibit 4.22 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.7 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates having three Senior/Subordinated classes representing interests in mortgage loans (incorporated by reference to Exhibit 4.23 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.8 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in mortgage loans backed by other forms of credit support between Citicorp Mortgage Securities, Inc., as packager and servicer and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement, Deposit Agreement and Letter of Credit (incorporated by reference to Exhibit
          4.24 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.9 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates backed by other forms of credit support representing interests in mortgage loans (incorporated by reference to Exhibit 4.25 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.10 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Mortgage Pool Insurance Policy (incorporated by reference to Exhibit 4.10 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   4.11 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy (incorporated by reference to Exhibit
          4.11 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   4.12 - Form of Pooling and Servicing Agreement with respect to shifting interest REMIC Certificates representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement and Custodial Agreement.*

   4.13 - Standard Terms of Pooling and Servicing  Agreements  with respect to
          shifting  interest  REMIC  Certificates   representing   interests  in
          mortgage  loans.*

   4.14 - Form of financial guaranty insurance policy issued by MBIA Insurance
          Corporation   (incorporated  by  reference  to  Exhibit  4.26  of  the
          Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.15 - Form of financial guaranty insurance policy issued by Financial Security Assurance Inc. (incorporated by reference to Exhibit 4.15 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   5.1 - Opinion of Marla A. Berman, Esq. with respect to the Certificates and Guaranties being registered.*

   8.1  - Opinion of Rona Daniels, Esq. with respect to certain tax matters.*

   23.1 - Consent of KPMG LLP**

   23.2 - Consents of Marla A. Berman, Esq., and Rona Daniels, Esq. are contained in their opinions filed herewith as Exhibits 5.1 and 8.1, respectively.

   23.3 - Consent of PricewaterhouseCoopers LLP regarding MBIA Insurance Corporation.**

   23.4 - Consent of PricewaterhouseCoopers LLP regarding Financial Security Assurance Inc.**

   24.1 - Powers of Attorney of Messrs. Reed, Collins, Lipp, Menezes, Rhodes and Ruding and Ms. Miller as Directors and/or officers of Citicorp.*

          ----------
          *  Filed herewith
          ** To be filed by amendment

Item 17.  Undertakings.

         (a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Citicorp's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Citicorp Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 16, 1999.


                                             CITICORP MORTGAGE SECURITIES, INC.


                                             By: /s/ Andrew E. La Barbera
                                                 ------------------------
                                                 Andrew E. La Barbera
                                                 President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 16, 1999 by the following persons in the capacities indicated.

          Each person whose signature appears below hereby constitutes and appoints each of Andrew E. La Barbera and John H. Outland, jointly and severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person.
Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.


              Signature                                  Capacity
              ---------                                  --------

        /s/ Andrew E. La Barbera                President and a Director
        ------------------------              (Principal Executive Officer)
        (Andrew E. La Barbera)


        /s/ John H. Outland                    Senior Vice President and
        -------------------                     Chief Financial Officer
        (John H. Outland)                  (Principal Financial Officer and
                                              Principal Accounting Officer)

        /s/ James Levites                                Director
        -----------------
        (James Levites)


        /s/ David W. Young                               Director
        ------------------
        (David W. Young)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 16, 1999.


                                           CITICORP


                                           By:/s/ Gregory C. Ehlke
                                              --------------------
                                              Gregory C. Ehlke
                                              Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 16, 1999 by the following persons in the capacities indicated.

         Each person whose signature appears below hereby constitutes and appoints each of Gregory C. Ehlke, Peter M. Gallant, Heidi G. Miller, John F. Rice and Martin A. Waters, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.


      Signature                                         Capacity
      ---------                                         --------

            *                                    Chairman and Director
      (John S. Reed)                         (Principal Executive Officer)

            *                    Corporate Executive Vice President and Director
      (Victor J. Menezes)

            *                                        Director
      (Paul J. Collins)

            *                                Vice Chairman and Director
      (William R. Rhodes)

            *                                Vice Chairman and Director
      (H. Onno Ruding)

            *                                        Director
      (Robert I. Lipp)

            *                                 Chief Financial Officer
      (Heidi G. Miller)

      /s/ Roger W. Trupin                            Controller
      -------------------
      Roger W. Trupin                     (Principal Accounting Officer)

-------------
* GREGORY C. EHLKE, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.


                                                          /s/ Gregory C. Ehlke
                                                          --------------------
                                                          Gregory C. Ehlke
                                                          Attorney-in-Fact